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                                  EXHIBIT 10.17

                          NON-RECOURSE PROMISSORY NOTE

$221,997.00                                                      MARCH 16, 2001


         FOR VALUE RECEIVED, Glenn Ehley (the "Maker"), of Merritt Island, Florida, agrees to pay to the order of AIRNET COMMUNICATIONS CORPORATION ("Lender"), at Melbourne, Florida (or such other place as Lender shall designate), the sum of Two Hundred Twenty One Thousand Nine Hundred Ninety Seven and 00/100 Dollars ($221,997.00).

         This Note is being issued in connection with Lender's loan to Maker in an amount sufficient to satisfy the federal alternative minimum tax liability incurred by Maker (the "AMT Liability") in connection with Maker's exercise of certain Company stock options in March 2000 ( the "Option Exercises") for the purchase of 25,261 shares of Lender's common stock (the "March 2000 Option Shares").

         Commencing on the date of execution of this Note and continuing for a period of one year thereafter, no interest shall accrue on the unpaid Principal under this Note. At all times thereafter until full payment of this Note, interest shall accrue at 5.07% per annum on the Principal from time to time remaining unpaid under this Note.

         The entire unpaid principal amount of this Note, together with all accrued and unpaid interest and any other sums owing under this Note, shall be payable in lawful money of the United States of America at the Lender's principal office on the 5th anniversary of the date of this Note.

         In the event Maker sells, exchanges or otherwise transfers any of the March 2000 Option Shares, Maker agrees to pay to Lender all proceeds from such sale (less brokerage commissions and an amount equal to Maker's estimated federal income tax liability with respect to such sale, exchange or transfer, taking into account Maker's prior payment of the AMT Liability in connection with the Option Exercises) to be applied to the payment of principal and other sums owing under this Note (the "Required Payment"), up to an amount necessary to pay off all indebtedness then outstanding under this Note.

         This Note is secured by a pledge and grant of a security interest in the March 2000 Option Shares and any proceeds from the sale or transfer of such shares in favor of Lender. Maker agrees to authorize and direct his broker or brokers to deliver to Lender all Required Payments until such time as all amounts owing under this Note are paid in full, and to execute all documentation required in order to authorize and direct his broker or brokers to deliver all Required Payments to Lender. Maker hereby authorizes Lender to direct Maker's broker or brokers to remit only such proceeds to Lender as are required to satisfy all Required Payments. Such advice shall be provided within three (3) business days of any request for instruction from Maker's broker. In the event Maker transfers all or any portion of the March 2000 Option Shares for non-cash consideration in connection with the sale of the Lender or merger with the Lender
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through a stock for stock exchange, Maker hereby grants, and Lender shall be deemed to have, a security interest in such non-cash property and the application of the proceeds from the sale of such non-cash property shall be subject to the same terms and conditions as are applicable to the sale or transfer of the March 2000 Option Shares.

         Any of the following events shall constitute an event of default under this Note: (1) the failure of the Maker to make any required payment under this Note when due; (2) the failure of the Maker to comply with or perform any covenant or obligation under this Note; or (3) the Maker's filing of a voluntary petition in bankruptcy or being adjudicated as bankrupt or insolvent. In the event of default, the entire unpaid balance of this Note, at the option of the Lender, shall become immediately due and payable, without notice or demand.

         The Maker waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note and all other notices or demands otherwise required by law that the Maker may lawfully waive.

         Notwithstanding anything to the contrary contained herein or in any instrument securing this Note, Maker shall have no personal liability for the payment of this Note or for the performance or observance of the covenants, representations and warranties of the Maker contained in this Note or in any instrument now or hereafter securing this Note and the Company and any holder of this Note agree not to seek any damages or personal money judgment against Maker for any default under this Note, any amount due under this Note or under any instrument now or hereafter securing this Note. The sole and exclusive remedy of the holder of this note shall be to exercise its rights as a secured party against the March 2000 Option Shares or the proceeds thereof.

         No modification or waiver of any provision of this Note or consent to any departure by the Maker from the terms of this Note, shall in any event be effective unless in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

         This Note shall be governed by, and construed and interpreted in accordance with the laws of the State of Florida. In the event Lender determines it is necessary to institute suit to collect on this Note, the action shall be maintained in Brevard County, State of Florida, and the Maker hereby consents to the institution of action in that jurisdiction and waives any and all defenses it may have to the maintenance of the suit in Brevard County, Florida. In any action to enforce any right or obligation under this Note, Maker and Lender agree that the prevailing party shall be entitled to reimbursement of reasonable attorneys' fees, expenses and court costs.

         MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION IN CONNECTION WITH THIS NOTE.

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         SIGNED AND DELIVERED as of this 16th day of March, 2001.

                                                 MAKER:


                                                 /s/ Glenn Ehley
                                               -------------------------------
                                                 Glenn Ehley

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